                                                                       Exhibit 5

                          TRANSACTION SUPPORT AGREEMENT


     This Transaction Support Agreement (this "Agreement"), dated as of May 7, 2004, is by and among Quadrangle Capital Partners LP, a Delaware limited partnership ("QCP"), Quadrangle Select Partners LP, a Delaware limited partnership ("QSP"), Quadrangle Capital Partners-A LP, a Delaware limited partnership ("QCP-A" and together with QCP and QSP, the "Quadrangle Entities"), Daleen Technologies, Inc., a Delaware corporation ("Daleen"), Daleen Holdings, Inc., a newly formed Delaware corporation that is a wholly owned subsidiary of Daleen ("Newco"), Behrman Capital II, L.P., a Delaware limited partnership ("Behrman"), Strategic Entrepreneur Fund II, L.P., a Delaware limited partnership ("SEF"), Protek Telecommunications Solutions Ltd., a corporation organized under the laws of England and Wales, whose principal place of business is located at 1 York Road, Maidenhead, Berkshire, United Kingdom ("Protek"), Paul A. Beaumont ("Beaumont"), Geoff Butcher ("Butcher"), and Ian Watterson ("Watterson"). The Quadrangle Entities, Daleen, Newco and Protek are referred to in this Agreement as the "Specified Parties" and, together with the other parties to this agreement, the "Parties".

     Concurrent with the execution and delivery of this Agreement, the Parties are entering into and delivering (a) a Stock Purchase Agreement by and among Newco, Protek, Beaumont, Butcher, Watterson and the other shareholders of Protek (the "Protek Agreement"), (b) an Agreement and Plan of Merger by and among Daleen, Newco and Parallel Acquisition, Inc., a wholly owned subsidiary of Newco ("Acquisition Sub") (the "Daleen Agreement"), and (c) an Investment Agreement by and among Newco, the Quadrangle Entities, Behrman and SEF (the "Investment Agreement" and, together with the Protek Agreement and the Daleen Agreement, the "Transaction Agreements"). The Parties are entering into this Agreement for the purpose of coordinating the performance and consummation of the transactions contemplated by Transaction Agreements and to impose certain restrictions on the exercise of termination rights and waiver of conditions under the Transaction Agreements.

     The Parties therefore, in consideration of the mutual covenants set forth herein and in the Transaction Agreements, hereby agree as follows:

     1. Concurrent Closings. The consummation of the transactions contemplated by the Transaction Agreements shall occur on the second business day after the satisfaction and waiver (as provided herein and therein) of each of the conditions set forth in Article VII of the Daleen Agreement, Sections 8 and 9 of the Protek Agreement and Section 6 of the Investment Agreement (other than conditions that may only be satisfied by deliveries to be made at the respective closings) at the offices of Kirkpatrick & Lockhart LLP located at 599 Lexington Avenue, New York, New York at 11 a.m., local time, or such other time and place as the Specified Parties may agree. None of the transactions contemplated by any Transaction Agreement shall be, nor be deemed to have been, consummated unless the transactions contemplated by each other Transaction Agreement shall have been or are simultaneously being consummated.

     2. No Exercise of Certain Termination Rights. No Specified Party shall exercise the rights of termination provided under (a) Section 12.1(i) of the Protek Agreement, (b) Section 8.01(a) of the Daleen Agreement, or (c) Section 9.3(a) of the Investment Agreement without the prior written consent of each other Specified Party. Newco shall not exercise the termination rights provided under Sections 8.01(e) or (f) of the Daleen Agreement without the prior written consent of each other Specified Party other than Daleen.

     3. Cross-Termination. Upon termination of any Transaction Agreement in accordance with both the terms of such Transaction Agreement and this Agreement, the Parties effecting such termination shall provide prompt written notice to the other Parties to the address set forth on the signature pages hereto and the Parties shall cause each other Transaction Agreement to terminate. Upon such a termination of all Transaction Agreements, this Agreement shall terminate and be of no further force and effect.

     4. No Amendments. No material representation, warranty, condition, covenant or agreement set forth in any Transaction Agreement shall be amended, waived or modified without the prior written consent of each Specified Party (it being understood that the updating of schedules provided for under any Transaction Agreement shall not of itself constitute such an amendment, waiver or modification). The foregoing shall not be deemed to limit or modify the rights of any Party to withhold consent to the amendment of any Transaction Agreement in accordance with its terms.

     5. No Waivers. No material condition of any Specified Party to the performance of that party's obligations under a Transaction Agreement shall be waived by that Specified Party without the prior written consent of the other Specified Parties.

     6. Further Assurances. Each Party shall use all reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order for such Party to fulfill and perform its obligations in respect of this Agreement and each of the Transaction Agreements to which it is a party, or otherwise to consummate and make effective the transactions contemplated by the Transaction Agreements.

     7. SEC Transaction Filings. Each Party shall cooperate with Daleen as may be reasonably requested by it in connection with the preparation, filing and mailing of the SEC Transaction Filings (as such term is defined in the Daleen Agreement), including provision of such information as may be necessary or reasonably requested for inclusion therein. The information to be provided by each other Party to Daleen for inclusion in any SEC Transaction Filing will be true and correct and will not, neither at the time such information is provided to Daleen nor when the definitive SEC Transaction Filings are filed with the SEC and mailed to Daleen stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Party shall provide prompt notice to Daleen of any change that makes or is reasonably likely to make such information untrue or misleading, and shall cooperate with Daleen in the preparation, filing and mailing of any amendments to an SEC Transaction Filing made necessary or desirable by such developments.

     8. Representations of Each Party. Each Party hereby represents and warrants to each other Party as follows:

          (a) Such Party has full power and authority to enter into this Agreement and the other Transaction Agreements and to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. If an entity, such entity has been duly organized under the applicable laws of its jurisdiction of organization. The execution and delivery of this Agreement and the other Transaction Agreements and the performance by such Party of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of such Party, including, if an entity, all necessary action of its equityholders and its directors or comparable governing body. Each of this Agreement and the other Transaction Agreements is a valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, receivership, moratorium, and other similar laws affecting the rights and remedies of creditors generally and to the general principles of equity.

          (b) Except as disclosed in any Transaction Agreement or the applicable schedule thereto, neither the execution, delivery or performance of this Agreement and the other Transaction Agreements nor the consummation of the transactions contemplated hereby and thereby, with or without the giving of notice or passage of time, or both, will violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of such Party pursuant to any provision of its charter, bylaws or other charter or governing instrument or agreement, or any statute, rule or regulation, or other agreement, document or instrument by which the Company is bound or to which it or any of its properties are subject.

          (c) Except as disclosed in any Transaction Agreement or the applicable schedule thereto, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of such Party, threatened against such Party in respect of the transactions contemplated by this Agreement and the Transaction Agreements.

          (d) Except as disclosed in any Transaction Agreement or the applicable schedule thereto, no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon such Party for any commission, fee or other compensation as a finder or broker because of any act or omission by such Party.

     9. Certain Notices. Each Party hereto shall provide prompt written notice to each other Party upon obtaining actual knowledge of any of the following:

          (a) the occurrence of any event or circumstance that has or is reasonably expected to have (i) a "Company Material Adverse Effect" as defined in the Protek Agreement, (ii) a "Parent Material Adverse Effect" or "Daleen Material Adverse Effect" as defined in the Daleen Agreement, or (ii) a "Material Adverse Effect" on Newco as such terms are defined in the Investment Agreement;

     (b) the pendancy of, or a threat to bring, any litigation, the existence, or the entry of a final and adverse judgment in respect, of which would cause any of the conditions set forth in Article VII of the Daleen Agreement, Sections 8 and 9 of the Protek Agreement and Section 6 of the Investment Agreement to fail to be satisfied if not cured prior to the date of determination of satisfaction of such conditions;

     (c) any material breach by such Party or another Party of any of the covenants and agreements set forth in the Transaction Agreements or this Agreement; and

     (d) any event or occurrence which in such Party's opinion is reasonably likely to result in any of the conditions set forth in Article VII of the Daleen Agreement, Sections 8 and 9 of the Protek Agreement and Section 6 of the Investment Agreement not being capable of being satisfied on or before September 30, 2004.

     10. Certain Fees. (a) General. Terms used in this Section 10 without definition have the meanings given to them in the Daleen Agreement.

     (b) In the event (i) Daleen shall have terminated the Daleen Agreement pursuant to Section 8.01(g) thereof or (ii) Parent shall have terminated the Daleen Agreement pursuant to Section 8.01(f) thereof and either (1) the board of directors of Daleen (or any committee thereof) shall have recommended to the stockholders of Daleen a Competing Transaction or (2) Daleen enters into or approves a definitive agreement with respect to, or consummates, a Competing Transaction with any person (other than Parent, Merger Sub or their respective affiliates) within twelve (12) months following such termination, then, in any such case, Daleen shall promptly (and, in any event, within three (3) business days after (x) termination by Daleen pursuant to clause (i) and (y) the later of such termination or the consummation of such Competing Transaction pursuant to clause (ii)), pay to the Quadrangle Entities (or to such entity(ies) as the Quadrangle Entities may jointly designate in writing) their pro rata shares of an aggregate one-time termination fee of $500,000 (the "Quadrangle Termination Fee"). The Quadrangle Termination Fee shall be payable by wire transfer of immediately available funds.

     (c) Daleen shall pay Quadrangle Entities (or to such entity(ies) as the Quadrangle Entities may jointly designate in writing) their pro rata shares of an aggregate fee equal to the Transaction Expenses of the Quadrangle Entities upon the termination of the Daleen Agreement pursuant to Section 8.01 thereof (but excluding any termination thereof resulting from the covenants of the Parties under Section 3 of this Agreement that arises from a breach by any Quadrangle Entity of any of its representations, warranties, covenants or agreements in the Investment Agreement). "Transaction Expenses" shall mean, in respect of any given party, that party's reasonable documented out-of-pocket fees, costs and expenses (including travel expenses and legal, accounting, financial advisor and other consultant fees and expenses) incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the preparation, execution and delivery of this Agreement and such party's compliance with this Agreement, whether or not the transactions contemplated hereby shall be consummated.

     (d) Daleen shall pay to Protek a fee equal to Protek's Transaction Expenses upon the termination of the Daleen Agreement pursuant to Sections 8.01
(f) or (g) thereof, provided (i) that Protek shall not have been in breach of any representation, warranty, covenant or agreement in the Protek Agreement at the time of such termination that would give rise to a claim for indemnification thereunder, and (ii) that no "Company Material Adverse Effect," as defined in the Protek Agreement, shall exist at the time of such termination, and provided, further, that such payment of Transaction Expenses shall be made first by offset against the principal amount and accrued but unpaid interest owed to Daleen under the Protek Bridge Facility (as defined in the Protek Agreement).

     (e) Any payment required to be made pursuant to this Section 10 shall be made as promptly as practicable but, in the case of paragraphs (c) and (d), not later than five (5) business days after the final determination by the Quadrangle Entities or Protek respectively of such amount and shall (subject to the second proviso of paragraph (d) immediately preceding) be made by wire transfer of immediately available funds to an account designated in writing by the Quadrangle Entities or Protek, as the case may be.

     11. No Publicity. No Party hereto shall issue any press release or make any public announcement concerning this Agreement or the Transaction Agreements, nor any transaction contemplated hereby or thereby, without the prior written consent of each other Party hereto, which they may withhold in their reasonable discretion (it being acknowledged and agreed that such discretion in approval may reasonably include the effects of any such publicity on Daleen, including the effects of the requirements of U.S. Federal securities laws and the costs and administrative inconvenience which might be imposed by requiring parallel announcements by Daleen). It is acknowledged and agreed that Daleen will publicly announce the execution of this Agreement, the Protek Agreement, the Daleen Agreement and the Investment Agreement, and will make such other public filings in respect thereof and of the transactions contemplated hereby and thereby as are required by law or are necessary or appropriate in order to effect the transactions contemplated hereby and thereby.

     12. Miscellaneous. This Agreement is governed by New York law without regard to principles of conflict of law. Together with the Transaction Agreements, this Agreement constitutes the entire agreement of the Parties in respect of the subject matter of this Agreement and may only be amended in writing by a document signed by all the Parties. This Agreement may be signed in counterparts.

[Remainder of page intentionally left blank; counterpart signature pages follow]

     The undersigned have executed this Agreement, intending to be bound hereby, as of the date first set forth above.

                                  QUADRANGLE CAPITAL PARTNERS LP
                                      By: Quadrangle GP Investors LP, its
                                          General Partner
                                          By: Quadrangle GP Investors LLC,
                                              its General Partner


                                              By: /s/ Michael Huber
                                                  ------------------------------
                                                  Name:  Michael Huber
                                                        ------------------------
                                                  Title: Managing Principal
                                                        ------------------------


                                  QUADRANGLE SELECT PARTNERS LP
                                      By: Quadrangle GP Investors LP, its
                                          General Partner
                                          By: Quadrangle GP Investors LLC,
                                              its General Partner


                                              By: /s/ Michael Huber
                                                  ------------------------------
                                                  Name:  Michael Huber
                                                        ------------------------
                                                  Title: Managing Principal
                                                        ------------------------


                                  QUADRANGLE CAPITAL PARTNERS-A LP
                                      By: Quadrangle GP Investors LP, its
                                          General Partner
                                          By: Quadrangle GP Investors LLC,
                                              its General Partner


                                              By: /s/ Michael Huber
                                                  ------------------------------
                                                  Name:  Michael Huber
                                                        ------------------------
                                                  Title: Managing Principal
                                                        ------------------------


                                  Address for Notices for above signatories:

                             Quadrangle Group LLC
                             375 Park Avenue
                             New York, New York 10152
                             Attention:  Chief Financial Officer
                             Facsimile number: (212) 418-1701
                             Electronic mail address:
                             michael.huber@quadranglegroup.com

                             with a copy (which shall not constitute notice) to:

                             Weil, Gotshal & Manges LLP
                             100 Federal Street
                             Boston, MA 02110
                             Attention: James Westra, Esq.
                             Facsimile number: (617) 772-8333
                             Electronic mail address: james.westra@weil.com

     The undersigned have executed this Agreement, intending to be bound hereby, as of the date first set forth above.

                             DALEEN TECHNOLOGIES, INC.


                             By:    /s/ Gordon Quick
                                 -----------------------------------------------
                             Name:      Gordon Quick
                                  ----------------------------------------------
                             Title:     President and Chief Executive Officer
                                     -------------------------------------------



                             DALEEN HOLDINGS, INC.


                             By:    /s/ Gordon Quick
                                 -----------------------------------------------
                             Name:      Gordon Quick
                                  ----------------------------------------------
                             Title:     Chief Executive Officer
                                     -------------------------------------------

                             Address for Notices for above signatories:

                             Daleen Technologies Inc.
                             902 Clint Moore Road, Suite 230
                             Boca Raton, FL 33489
                             Attention: Director of Legal Affairs
                             Facsimile number: (561) 981-1106
                             Electronic mail address: dlandry@daleen.com

                             with a copy (which shall not constitute notice) to:

                             Kirkpatrick & Lockhart LLP
                             535 Smithfield Street
                             Pittsburgh, PA  15222
                             Attention: Robert P. Zinn, Esq.
                             Facsimile number: (412) 355-6501
                             Electronic mail address: rzinn@kl.com

     The undersigned have executed this Agreement, intending to be bound hereby, as of the date first set forth above.

                                           BEHRMAN CAPITAL II, L.P.

                                           By: Behrman Brothers, LLC, its
                                           General Partner

                                           By:     /s/ Grant Behrman
                                               ---------------------------------
                                           Name:       Grant Behrman
                                                --------------------------------
                                           Title:      Managing Member
                                                   -----------------------------



                                           STRATEGIC ENTREPRENEUR
                                           FUND II, L.P.

                                           By:     /s/ Grant Behrman
                                               ---------------------------------
                                           Name:       Grant Behrman
                                                --------------------------------
                                           Title: General Partner

     The undersigned have executed this Agreement, intending to be bound hereby, as of the date first set forth above.

                                             PROTEK TELECOMMUNICATIONS
                                             SOLUTIONS LTD.

                                             By:    /s/ Paul A. Beaumont
                                                  ------------------------------
                                             Name:      Paul A. Beumont
                                                    ----------------------------
                                             Title:     Chief Executive Officer
                                                    ----------------------------


                                             PAUL A. BEAUMONT

                                             /s/ Paul A. Beumont
                                             -----------------------------------

                                             GEOFF BUTCHER

                                             /s/ Geoff Butcher
                                             -----------------------------------

                                             IAN WATTERSON

                                             /s/ Ian Watterson
                                             -----------------------------------